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Exhibit 10.54

FORM OF
OFFICEMAX INCORPORATED
Restricted Stock Unit Award Agreement

        This Restricted Stock Unit Award (the "Award"), is granted on                        , 2005 (the "Award Date"), by OfficeMax Incorporated ("OfficeMax") to                        ("Awardee" or "you") pursuant to the 2003 OfficeMax Incentive and Performance Plan (the "Plan") and pursuant to the following terms:

1.
The Award is subject to all the terms and conditions of the Plan. All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan.

2.
You are awarded            restricted stock units, at no cost to you, subject to the restrictions set forth in the Plan and this Agreement.

3.
Your Award is subject to a two-year restriction period. On the second anniversary of the Award Date, the restrictions on the restricted stock units granted (and not forfeited under the provisions of paragraph 4 or paragraph 8) will lapse and the units will vest.
4.	a.	If within two years of the Award Date: (i) you are involuntarily terminated not for "disciplinary reasons" as determined by OfficeMax (or any successor), (ii) you terminate employment as a result of death or total and permanent disability, or (iii) you voluntarily terminate employment and at the time of your termination you are at least age 55 and have at least 10 years of employment with OfficeMax, then the restrictions will lapse and the units shall vest in a pro rata manner, based on the number of days after the Award Date that you were employed and eligible compared to the number of days in two years.
The restrictions on any units vesting by operation of this paragraph 4.a will lapse and the units will vest as of the termination date. Any unvested units remaining after payout will be forfeited.
	b.	Upon your voluntary or involuntary termination for any other reason, all units not yet vested at the time of termination will be immediately forfeited.
5.
In the event of a Change in Control (as defined in the Plan) prior to the second anniversary of the Award Date, the continuing entity may either continue this Award or replace this Award with an award of at least equal value with terms and conditions not less favorable than the terms and conditions provided in this Award Agreement, in which case the Award will vest according to the terms of the applicable Award Agreement. If the continuing entity does not so continue or replace this Award, or if you experience a "qualifying termination" (such term to be defined in an agreement providing specific benefits upon a change in control or in the Plan), the Restriction Period will lapse with respect to all units not vested at the time of the Change in Control or your termination (as applicable), and all units will vest immediately.

6.
The units awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting. Any attempt to transfer your rights in the awarded units prior to vesting will result in the immediate forfeiture of the units.

7.
You will not receive dividends or dividend units on the awarded units. With respect to the awarded units, you are not a shareholder and do not have any voting rights.

8.
As a condition of receiving this Award, you agree not to participate in any equity repurchase program which is announced by the Company on or before the first anniversary of the Award Date. If you do participate in such a program, you will forfeit any portion of this Award which is not yet vested at the time of your participation in such program.

9.
Vested restricted stock units will be paid to you in whole shares of OfficeMax common stock. Partial shares, if any, will be paid in cash.

        You must sign this Agreement and return it to OfficeMax's Compensation Department on or before April, 2005, or the Award will be forfeited. Return your executed Agreement to: Rosie Wenger, OfficeMax, 150 Pierce Road, Itasca, IL 60143, or fax your signed form to 630-438-2463.

OfficeMax Incorporated	Awardee
By:	Signature
Printed Name

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  Exhibit 10.54